Exhibit 4.1
                                                                 -----------

                    STOCK AND WARRANT PURCHASE AGREEMENT

Parlex Corporation
One Parlex Place
Methuen, MA 01844

Ladies & Gentlemen:

      The undersigned, _________________________________(the "Investor"),
hereby confirms its agreement with you as follows:

1. This Stock and Warrant Purchase Agreement (the "Purchase Agreement") is made as of _______ __, 2004 between Parlex Corporation, a Massachusetts corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of up to 125,000 shares (the "Preferred Shares") of convertible preferred stock of the Company, $1.00 par value per share (the "Preferred Stock"), and warrants to purchase up to 625,000 shares (the "Warrant Shares") of common stock of the Company, $0.10 par value per share (the "Common Stock") at an exercise price per share of $8.00 (the "Warrants") to certain investors in a private placement (the "Offering").

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor ___________ Preferred Shares and a Warrant to purchase _____________ Warrant Shares (a "Unit"), for a purchase price of $80.00 per Unit, or an aggregate purchase price of $_______________, pursuant to the Terms and Conditions for Purchase of Preferred Shares and Warrants attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the "Terms and Conditions"). This Purchase Agreement, together with the Terms and Conditions which are incorporated herein by reference as if fully set forth herein, may hereinafter be referred to as the "Agreement." Unless otherwise requested by the Investor, the Warrant and certificates representing the Preferred Shares purchased by the Investor will be registered in the Investor's name and address as set forth below. The Warrant shall have the rights, preferences, privileges and restrictions as set forth in the form of Warrant attached hereto as Exhibit B. Similarly, the Preferred Shares shall have the rights, preferences and restrictions set forth in the Certificate of Designation attached hereto as Exhibit C.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof.
Exceptions:

____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
               (If no exceptions, write "none." If left blank,
                   response will be deemed to be "none.")

      Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex 1).

AGREED AND ACCEPTED:
-------------------
Parlex Corporation                     Investor: ___________________________

                                       By: _________________________________

_____________________________          Print Name: _________________________
By:    Jonathan R. Kosheff
Title: Chief Financial Officer         Title: ______________________________

                                       Address: ____________________________
                                       _____________________________________

                                       Tax ID No.: _________________________

                                       Contact name: _______________________

                                       Telephone: __________________________

                                       Facsimile: __________________________

                                       Name in which shares should be
                                       registered (if different):

                                       _____________________________________

                                   ANNEX I

          TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND WARRANTS

      1. Authorization and Sale of the Preferred Shares and Warrants. Subject to these Terms and Conditions, the Company has authorized the sale of up to 125,000 Preferred Shares and Warrants to purchase up to 625,000 Warrant Shares. The Company reserves the right to increase or decrease this number. The Company has, or on or before the First Closing will have, designated the terms of the Preferred Stock by filing a Certificate of Designation in substantially the form set forth in Exhibit C with the Secretary of State of the Commonwealth of Massachusetts.

      2. Agreement to Sell and Purchase the Preferred Shares and Warrants; Subscription Date.

            2.1 At the First Closing (as defined below), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Preferred Shares and a Warrant to purchase the number of Warrant Shares each as set forth in Section 3 of the Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.

            2.2 The Company may enter into the same form of Purchase Agreement, including these Terms and Conditions, with certain other investors (the "Other Investors") and expects to complete sales of Preferred Shares and Warrants to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and the Purchase Agreement to which these Terms and Conditions are attached and the Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.") The Company may accept executed Agreements from Investors for the purchase of Preferred Shares and Warrants during this period concluding upon the date on which the Company has executed Agreements with Investors for the purchase of Preferred Shares and Warrants, and has notified Needham & Company, Inc., in its capacity as placement agent for this transaction in writing to such effect (the "First Subscription Date"). The first Closing for such sales shall occur promptly after the occurrence of the First Subscription Date (the "First Closing"). Simultaneously, the Company shall offer Preferred Shares and Warrants to the holders of the Company's 7.0% Convertible Notes (the "Note Holders") in accordance with the right of first refusal contained in a Securities Purchase Agreement dated as of July 28, 2003 by and among the Company and the Note Holders (the "Note Purchase Agreement"). To the extent any Preferred Shares or Warrants are not issued to Note Holders pursuant to such right of first refusal, the Company may, but shall not be required to, offer and sell such Preferred Shares and Warrants to the Investors, on a pro rata basis based on the Preferred Shares held by such Investor. Each additional closing of any such sales shall be referred to as a "Closing", and collectively with the First Closing, the "Closings."

      3. Delivery of the Preferred Shares and Warrants at Closings; Over-Allotment Option.

            3.1 The Closings shall occur at the offices of the Company's counsel. At the Closings, the Company shall deliver to the Investor a Warrant representing the number of Warrant Shares and one or more stock certificates representing the number of Preferred Shares, in each case as is set forth in Section 3 of the Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Purchase Agreement, in the name of a nominee designated by the Investor. The Company's obligation to issue the Preferred Shares and the Warrant to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Preferred Shares and the Warrant being purchased hereunder as set forth in Section 3 of the Purchase Agreement; (b) completion of the purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the applicable Closing. The Investor's obligation to purchase the Preferred Shares and the Warrant shall be subject to the following conditions, any one or more of which may be waived by the Investor:
      (a) the representations and warranties of the Company set forth herein shall be true and correct as of the applicable Closing in all material respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and (b) the Investor shall have received such documents as such Investor shall reasonably have requested, including, a standard opinion of Company Counsel as to the matters set forth in Section 4.2 and as to exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), at each applicable Closing.

            3.2 The Company grants to the Investor the option (the "Option") to purchase from the Company that number of Preferred Shares and Warrants which is equal to twenty percent (20%) of the number of Preferred Shares and Warrants, respectively, acquired by the Investor pursuant to this Purchase Agreement at a purchase price of $80.00 per Unit. The number of Preferred Shares and Warrants shall be adjusted appropriately to the nearest whole number to avoid fractional shares. The Option may be exercised at any time (but not more than once) in whole or in part, on or before the date that is 180 days following the date of the First Closing, upon written or telecopied notice (the "Option Notice") by the Investor to the Company setting forth the aggregate number of Preferred Shares and Warrants as to which the Investor is exercising the Option. Upon receipt of the Option Notice, the Company shall notify the Investor of the time at which certificates for the Preferred Shares and Warrants shall be delivered to and paid for by the Investor (the "Option Closing"), which time of delivery shall be referred to as the "Option Closing Date." The Option Closing shall occur at the offices of the Company's counsel. At the Option Closing, the Company shall deliver to the Investor a Warrant representing the number of Warrant Shares and one or more stock certificates representing the number of Preferred Shares, in each case as is set forth in the Option Notice, each such certificate to be registered in the name of the Investor or, if so indicated on the Option Notice, in the name of a nominee designated by the Investor. The Option Closing Date shall be determined by the Company, but shall not be earlier than two (2) nor later than ten (10) full business days after delivery of the Option Notice, unless otherwise agreed to by the Company and the Investor.

      The Company's obligation to issue the Preferred Shares and the Warrant to the Investor on the Option Closing Date shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Preferred Shares and the Warrant being purchased hereunder as set forth in the Option Notice; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the applicable Closing. The Investor's obligation at the Option Closing to purchase the Preferred Shares and the Warrant on the Option Closing Date shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the Option Closing in all material respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and (b) the Investor shall have received such documents as such Investor shall reasonably have requested, including, a standard opinion of Company Counsel as to the matters set forth in Section 4.2 of this Purchase Agreement and as to exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

      4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

            4.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K (the "Exchange Act Documents") and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            4.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements and the Warrants, and the Agreements and the Warrants have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Preferred Shares and the Warrant being purchased by the Investor hereunder and the Conversion Shares and Warrant Shares issuable pursuant to the Warrant will, upon issuance and payment therefor pursuant to the terms hereof and thereof, be duly authorized, validly issued, fully-paid and nonassessable.

            4.3 Non-Contravention. The execution and delivery of the Agreements and the Warrants, the issuance and sale of the Preferred Shares and the Warrants under the Agreements and the Warrant Shares under the Warrant, the fulfillment of the terms of the Agreements and the Warrants and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument for which a waiver has not been received and to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or
      (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreements and the Warrants, and the valid issuance and sale of the Preferred Shares and Warrants to be sold pursuant to the Agreements, and the valid issuance of the Warrant Shares under the Warrant, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

            4.4 Capitalization. The capitalization of the Company as of March 31, 2004 is as set forth in the most recent applicable Exchange Act Documents, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. The Preferred Shares and the Warrants to be sold pursuant to the Agreements, and the Conversion Shares and the Warrant Shares, have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements and the Warrants, as the case may be, will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Preferred Shares, when issued and paid for in accordance with the terms of the Agreements, shall have the rights, terms and privileges as set forth in the Certificate of Designation attached as Exhibit C hereto. Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right that has not been effectively waived or complied with as of the Closings exists with respect to the Preferred Shares, the Warrants or the Warrant Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Preferred Shares, the Warrants and the Warrant Shares. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Exchange Act Documents. Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

            4.5 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Exchange Act Documents.

            4.6 No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would have a Material Adverse Effect.

            4.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 4.1, 4.12, 4.13, and 4.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess would not have a Material Adverse Effect.

            4.8 Intellectual Property. Except as specifically disclosed in the Exchange Act Documents (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

            4.9 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the "SEC") on Form 10-Q under the Exchange Act and except as disclosed in the Exchange

      Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

            4.10 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since March 31, 2004, there has not been
      (i) any material adverse change in the financial condition or earnings of the Company and its Subsidiaries considered as one enterprise,
      (ii) any material adverse event affecting the Company or its Subsidiaries, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (v) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

            4.11 Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof and as of each applicable Closing, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the material terms and conditions of the transaction contemplated by the Agreements, which shall be publicly disclosed by the Company pursuant to Section 15(b) hereof, the Company confirms that neither it nor any person acting on its behalf has provided Investor with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that Investor will rely on the foregoing representations in effecting transactions in the securities of the Company.

            4.12 Nasdaq Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

            4.13 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. Pursuant to General Instruction I.B.3 of Form S-3, the Company is eligible to use Form S-3 to register the Common Stock underlying the Preferred Shares and the Warrant Shares to be offered for the account of the Investors. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003; the Company's quarterly Reports on Form 10-Q for the periods ended September 28, 2003 and December 28, 2003, respectively; the Company's Proxy Statement dated October 28, 2003 in connection with its Annual Meeting of Stockholders; and

                  (b) all other documents, if any, filed by the Company with the SEC since June 30, 2003 pursuant to the reporting requirements of the Exchange Act.

            4.14 Listing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Preferred Shares, the Warrant and the Warrant Shares, and the listing thereof of the Conversion Shares and Warrant Shares on the Nasdaq National Market.

            4.15 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Preferred Shares or the Warrant Shares.

            4.16 Company not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Preferred Shares and the Warrants will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

            4.17 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            4.18 Accountants. To the Company's knowledge, Deloitte & Touche LLP, who the Company expects will express their opinion with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2003 and the Company's Quarterly Reports on Form 10-Q for the quarters ended September 28, 2003, December 28, 2003, and March 31, 2004 into the Registration Statement (as defined below) and the prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

            4.19 Contracts. The contracts described in the Exchange Act Documents that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

            4.20 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

            4.21 Transfer Taxes. At the time of each applicable Closing, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Preferred Shares and the Warrants to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with. Upon the issuance of the Common Stock upon conversion of the Preferred Shares or Warrant Shares all stock transfer or other taxes (other than income taxes) which are required to be paid in connection therewith will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

            4.22 Environmental Matters. Except as disclosed in the Exchange Act Documents and except as would not, singly or in the aggregate have a Material Adverse Effect, (A) the Company is in compliance with all applicable Environmental Laws, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits, authorizations and approvals, (C) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company and (D) under applicable law, to the Company's knowledge, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

      For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

            4.23 Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof, the offer and sale of Preferred Shares and the Warrants hereunder is and, upon conversion of the Preferred Shares and exercise of the Warrants, the issuance of the Conversion Shares and the Warrant Shares will be exempt from registration under the Securities Act. The Company has not distributed and will not distribute any offering material in connection with this Offering and sale of the Preferred Shares and the Warrants other than the documents of which this Agreement is a part or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action independent of the placement agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Preferred Shares and the Warrants as contemplated by this Agreement, or the issuance of Common Stock upon conversion of the Preferred Shares or the Warrant Shares, within the provisions of
      Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 3 or Section 4 of the Securities Act.

            4.24 Disclosure Controls and Procedures; Internal Controls. The Company's certifying officers are responsible for establishing disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and they have (a) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Form 10-K or Form 10-Q, as the case may be, is being prepared; (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within ninety (90) days prior to the filing date of the Form 10-K or Form 10-Q, as the case may be (such date, the "Evaluation Date"); and (c) presented in the Form 10-K or Form 10-Q, as the case may be, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is used in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

      5.    Representations, Warranties and Covenants of the Investor.

            5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in financial matters and in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Preferred Shares and the Warrant, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Preferred Shares and the Warrant;
      (ii) the Investor is acquiring the Warrant to purchase the number of Warrant Shares and the number of Preferred Shares set forth in
      Section 3 of the Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Preferred Shares, Warrant, Conversion Shares or Warrant Shares; (iii) the Investor does not have any arrangement or understanding with any other persons regarding the distribution of such Preferred Shares, Warrant, Conversion Shares or Warrant Shares; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of Preferred Shares, Warrant, Conversion Shares or Warrant Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) the Investor has answered all questions on the Investor Questionnaire for use in preparation of the Registration Statement and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing; (vi) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Preferred Shares, Conversion Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; and
      (vii) the Investor has, in connection with its decision to purchase the number of Preferred Shares and the Warrant to purchase the number of Warrant Shares, each as set forth in Section 3 of the Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Preferred Shares and the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. Subject to compliance with the Securities Act, applicable securities laws and the respective rules and regulations promulgated thereunder, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Preferred Shares for any period of time. Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire, which questionnaire is true, correct and complete in all material respects.

            5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Preferred Shares, Warrant, Conversion Shares or Warrant Shares or possession or distribution of offering materials in connection with the issue of the Preferred Shares, Warrant, Conversion Shares or Warrant Shares in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Preferred Shares, the Warrant, Conversion Shares or Warrant Shares or has in its possession or distributes any offering material, in all cases at its own expense.

            5.3 The Investor hereby covenants with the Company not to make any sale of the Conversion Shares or Warrant Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Preferred Shares and Warrant Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 7.2(c).

            5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

            5.5 Investor will not use any of the restricted Preferred Shares or the Warrant acquired pursuant to this Agreement, or the Conversion Shares or the Warrant Shares acquired pursuant to the Warrant, to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

            5.6 The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Preferred Shares and the Warrant constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares and the Warrant.

            5.7 Neither the Investor, nor any of its principal owners, partners, members, directors or officers, if any, is included on:
      (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; or
      (ii) Executive Order 13224, which set forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism.

            5.8 The Investor acknowledges and agrees that, notwithstanding any other provision herein contained, it has been informed that pursuant to currently existing registration rights agreements with certain persons not affiliated with the Company, a total of 56,500 additional shares of Common Stock may be included in the Registration Statement contemplated by Section 7.1 hereof. Investor hereby expressly consents to the inclusion of such additional shares in the Registration Statement if such persons exercise its or their rights thereto; provided, however, that the shares of Common Stock of such persons so to be included in the Registration Statement shall be excluded and withdrawn from such Registration Statement if their inclusion would have the effect of delaying or preventing the declaration of effectiveness of the Registration Statement.

            5.9 The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 5 and 16(a) of this Agreement, or in the Investor Questionnaire.

      6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Preferred Shares and the Warrant being purchased and the payment therefor.

      7. Registration of the Conversion Shares and Warrant Shares; Compliance with the Securities Act.

            7.1 Registration Procedures and Other Matters. The Company shall:

                  (a) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the SEC, within 30 days after the First Closing, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Conversion Shares and the Warrant Shares by the Investors from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions;

                  (b) use its best efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the Registration Statement to become effective within 60 days after the Registration Statement is filed by the Company such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such 60-day period any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

                  (c) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Conversion Shares purchased hereunder and Warrant Shares purchased under the Warrant, the earlier of (i) the second anniversary of the dated of the final Closing, (ii) the date on which the Investor may sell all Conversion Shares and Warrant Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or
            (iii) such time as all Conversion Shares purchased by such Investor in this Offering and Warrant Shares issuable pursuant to the Warrant have been sold pursuant to a registration statement;

                  (d) furnish to the Investor with respect to the Conversion Shares and Warrant Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Preferred Shares or Warrant Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

                  (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Conversion Shares and Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisors to the Investor or underwriting discounts, brokerage fees and commissions incurred by the Investor; and

                  (g) advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

      Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Conversion Shares and the Warrant Shares. In no event at any time before the Registration Statement becomes effective with respect to the Conversion Shares and the Warrant Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8, or post-effective amendments to registration statements already in existence on the date hereof, without the prior written consent of a majority in interest of the Investors.

      The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC.

            7.2 Transfer of Conversion Shares and Warrant Shares After Registration; Suspension.

                  (a) The Investor agrees that it will not effect any disposition of the Conversion Shares or the Warrant Shares or its right to purchase the Conversion Shares or the Warrant Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below or as otherwise permitted by law, and agrees that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                  (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Conversion Shares and Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in
            Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to
            Section 7.2(b)(i) hereof when the amendment has become effective).

                  (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Conversion Shares or the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Conversion Shares and Warrant Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this
            Section 7.2(c).

                  (d)   Notwithstanding the foregoing paragraphs of this
            Section 7.2, the Investor shall not be prohibited from selling Conversion Shares or Warrant Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon the written opinion of counsel, the sale of Preferred Shares and Warrant Shares under the Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

                  (e) Provided that a Suspension is not then in effect, the Investor may sell Conversion Shares and Warrant Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Preferred Shares or Warrant Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

                  (f) In the event of a sale of Conversion Shares or Warrant Shares by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that the Conversion Shares and Warrant Shares may be properly transferred.

            7.3   Indemnification. For the purpose of this Section 7.3:

                  (i) the term "Selling Stockholder" shall include the Investor and any affiliate of such Investor;

                  (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

                  (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon
                  (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein,
                  (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Conversion Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

                        (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon,
                  (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting sale of the Conversion Shares and Warrant Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor's obligation to indemnify the Company and such officers, directors, and controlling persons shall be limited to the net amount received by the Investor from the sale of the Conversion Shares and Warrant Shares.

                        (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
                  Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                        (d)   If the indemnification provided for in this
                  Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Conversion Shares and Warrant Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its Investor sale of the Preferred Shares and Warrant Shares to which such loss relates and shall not be joint with any other Selling Shareholders.

                        (e)   The parties to this Agreement hereby
                  acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

            7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares shall cease and terminate as to any particular number of the Conversion Shares or Warrant

      Shares when such Common Stock underlying such Preferred Shares and Warrant Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Conversion Shares or Warrant Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

            7.5 Information Available. So long as the Registration Statement is effective covering the resale of Preferred Shares and Warrant Shares owned by the Investor, the Company will furnish to the
      Investor:

                  (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

                  (b) upon the request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a) of this
            Section 7.5 as filed with the SEC and all other information that is made available to shareholders; and

                  (c) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of the Investor, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Conversion Shares and Warrant Shares and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

            7.6 Delayed Effectiveness. The Company and Investor agree that Investor will suffer damages if the Company fails to fulfill its obligations pursuant to Section 7.1 and 7.2 hereof and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to Investor under the following circumstances: (a) if the Registration Statement is not filed by the Company on or prior to 30 days after the First Closing in accordance with Section 7.1(a) (such an event, a "Filing Default"); (b) if the Registration Statement is not declared effective by the SEC on or prior to 90 days after the First Closing (such an event, an "Effectiveness Default"); or (c) if the Registration Statement (after its effectiveness date) ceases to be effective and available to Investor for any continuous period that exceeds 30 days or for one or more period that exceeds in the aggregate 60 days in any 12-month period (such an event, a "Suspension Default" and together with a Filing Default and an Effectiveness Default, a "Registration Default"). In the event of a Registration Default, the Company shall as Liquidated Damages pay to Investor, for each 30-day period of a Registration Default, an amount in cash equal to 1% of the aggregate purchase price paid by Investor pursuant to this Agreement; provided that in no event shall the aggregate amount of cash to be paid as Liquidated Damages pursuant to this Section 7.6 exceed 9% of the aggregate purchase price paid by Investor. The Company shall pay the Liquidated Damages as follows: (i) in connection with a Filing Default, on the 31st day after the First Closing, and each 30th day thereafter until the Registration Statement is filed with the SEC;
      (ii) in connection with an Effectiveness Default, on the 91St day after the First Closing, and each 30th day thereafter until the Registration Statement is declared effective by the SEC; or (iii) in connection with a Suspension Default, on either (x) the 31st consecutive day of any Suspension or (y) the 61st day (in the aggregate) of any Suspensions in any 12-month period, and each 30th day thereafter until the Suspension is terminated in accordance with
      Section 7.2. Notwithstanding the foregoing, all periods shall be tolled during delays directly caused by the action or inaction of any Investor, and the Company shall have no liability to any Investor in respect of any such delay. The Liquidated Damages payable herein shall apply on a pro rata basis for any portion of a 30-day period of a Registration Default. The parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Liquidated Damages are expressly provided shall be such Liquidated Damages.

      8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

            (a)   if to the Company, to:

                        Parlex Corporation
                        One Parlex Place
                        Methuen, MA 01844
                        Attn: Jonathan R. Kosheff

            (b)   with a copy to:

                        Kutchin & Rufo, P.C.
                        155 Federal Street
                        Boston, MA 02110
                        Attn: Edward D. Kutchin, Esq.

            (c) if to the Investor, at its address on the signature page of the Stock and Warrant Purchase Agreement, of which these Terms and Conditions form a part, or at such other address or addresses as may have been furnished to the Company in writing.

      9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

      10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law.

      13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      14. Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Preferred Shares purchased hereunder or Warrant Shares purchased under the Warrants made after the first anniversary of the First Closing, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell the Conversion Shares and Warrant Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

      15. Confidential Information. (a) The Investor represents to the Company that, at all times during the Company's offering of the Preferred Shares and Warrants, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

            (b) The Company shall issue a press release disclosing the material terms of the transactions contemplated hereby (including at least the number of Preferred Shares and Warrants sold and proceeds therefrom).